Exhibit 32.2

CORE-MARK HOLDING COMPANY, INC.

CERTIFICATION

In connection with the quarterly report of Core-Mark Holding Company, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2007 as filed with the Securities and Exchange Commission (the “Report”), I, Stacy Loretz-Congdon, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

Date: August 8, 2007	By:	/s/ STACY LORETZ-CONGDON
Stacy Loretz-Congdon
Chief Financial Officer